Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-203591) and S-3 (No. 333-212046) of Uniti Group Inc. of our report dated March 7, 2016 relating to the special purpose statement of revenues and direct expenses for the period from January 1, 2015 to April 24, 2015 of the Competitive Local Exchange Carrier (“CLEC”) Business of Windstream Holdings, Inc., which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
March 1, 2018